SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 13, 2006

TREND MINING COMPANY
(Exact Name of Registrant as Specified in its Charter)
Delaware	0-31159	81-0304651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5439 South Prince Street Littleton, Colorado 80120
(Address of Principal Executive Offices) (Zip Code)
(303) 798-7363
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed from last report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item	1.01. Entry into a Material Definitive Agreement;
Item	2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant;
Item	3.02 Unregistered Sales of Equity Securities.

        On June 13, 2006, Trend Mining Company (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors, as listed on the signature page therein, one of whom is a beneficial holder of more than 10% of the Company’s outstanding shares of common stock. The Subscription Agreement provides for the issuance and sale of $1,025,000 of convertible promissory notes (each a “Note” and collectively, the “Notes”) of the Company convertible into shares of its common stock at a conversion price of $0.10 per share. If the aggregate principal amount of the Notes is converted, the Company will issue approximately 10,250,000 shares of its common stock. The Notes will be amortized over a thirty-two (32) month period beginning October 13, 2006 and accrue interest at the minimum rate of 10% per annum over a thirty-six (36) month period, beginning on the date of the Subscription Agreement. Commencing October 13, 2006, four months after the date of the Subscription Agreement, principal and interest under the Notes will be payable monthly in cash or shares of the Company’s common stock.

        Provided an Event of Default, as defined in the Notes, has not occurred, the Company has the option of prepaying the principal amount of each Note, in whole or in part, by paying a sum of money to the holder equal to one hundred twenty percent (120%) of the principal amount, together with any accrued but unpaid interest thereon and any and all other sums due, accrued or payable under the Note, the Subscription Agreement, the Warrants, as defined below, and any other agreements delivered together or in connection with the Subscription Agreement. Following the occurrence and continuance of an Event of Default, the annual interest rate on the Note will be automatically increased by five percent (5%), and all outstanding obligations under the Note, including any unpaid interest, will continue to accrue interest from the date of such Event of Default until such Event of Default is cured or waived.

        Pursuant to the Subscription Agreement, the Company is also obligated to issue Class A Warrants and Class B Warrants (collectively, the “Warrants”) to purchase shares of its common stock. If all of the Warrants are exercised, the Company will issue approximately 9,225,000 shares of its common stock. The Class A Warrants are exercisable for five years at an exercise price of $0.17 per share. The Class B Warrants are exercisable until the one hundred twentieth (120th) day following the effective date of the registration statement providing for the resale of the shares issuable upon conversion of the Notes and exercise of the Warrants, and may be exercised at a price of $0.25 per share.

        As part of the Subscription Agreement, the Company has agreed to use its best efforts to file a registration statement providing for the resale of the shares issued upon conversion of the Notes and exercise of the Warrants. Because the sale contemplated by the Subscription Agreement is limited to accredited investors and is for an aggregate purchase price of $1,025,000, the sale is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Regulation D of the Securities Act.

        Incorporated herein by reference are the following: Form of Subscription Agreement (Exhibit 10.1), form of Convertible Promissory Note (Exhibit 10.2), form of Class A Warrant (Exhibit 10.3), form of Class B Warrant (Exhibit 10.4), and form of Waiver (Exhibit 10.5). The respective descriptions of the form of Subscription Agreement, form of Convertible Promissory Note, form of Class A Warrant, and form of Class B Warrant contained herein are qualified in their entirety by the respective terms of each document incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

           (c) Exhibits

Exhibit 10.1	Form of Subscription Agreement dated as of June 13, 2006 by and among Trend Mining Company and the purchasers identified therein.
Exhibit 10.2	Form of Convertible Promissory Note issued by Trend Mining Company.
Exhibit 10.3	Form of Class A Warrant issued by Trend Mining Company.
Exhibit 10.4	Form of Class B Warrant issued by Trend Mining Company.
Exhibit 10.5	Form of Waiver by and among Trend Mining Company and the signatories identified therein.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2006
TREND MINING COMPANY By: /s/ Thomas A. Loucks Name: Thomas A. Loucks Title: President and Chief Executive Officer